Dentsply Sirona Reports Second Quarter 2020 Results

•Reported net sales of $491 million, down 51.4% vs. prior year, impacted by COVID-19. Organic sales declined 49.9% versus prior year
•Reported operating loss of $104 million. Non-GAAP operating loss of $42 million
•Reported EPS loss of $0.44. Non-GAAP EPS loss of $0.18

Charlotte, N.C., August 6, 2020 - DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (Nasdaq: XRAY), The Dental Solutions Company, announced its financial results for the three months ended June 30, 2020.

Don Casey, Chief Executive Officer of Dentsply Sirona, commented: “The global response to COVID-19 impacted our second quarter results. We have been encouraged to see continued improvement in sales trends, as dental offices reopen and patients return. To address the challenges posed by the pandemic, Dentsply Sirona has taken a number of steps focused on employee safety, customer service and securing the financial position of the Company. Today, to better position the Company for the future, we are initiating a series of additional restructuring actions that will enhance revenue growth, expand margins, and simplify the organization. As we embrace the current challenges, we remain optimistic about the future and we are confident in our strategy, our customers, and the Dentsply Sirona team.”

Q2 20 Operating Summary (GAAP)

(in millions, except per share amount and percentages)	Q2 20	Q2 19	YoY
Net Sales	490.6	1,009.4	(51.4%)
Operating (loss) income	(104.3)	67.5	NM
Operating (loss) income %	(21.3%)	6.7%
Net (loss) income	(95.4)	36.4	NM
Net (loss) income per diluted common share	(0.44)	0.16	NM

Q2 20 Operating Summary (Non-GAAP)[1]

(in millions, except per share amount and percentages)	Q2 20	Q2 19	YoY
Net Sales	490.6	1,009.4	(51.4%)
Organic Sales %			(49.9%)
Operating (loss) income	(42.3)	201.8	NM
Operating (loss) income %	(8.6%)	20.0%
Net (loss) income	(40.2)	147.9	NM
Net (loss) income per diluted common share	(0.18)	0.66	NM
NM - not meaningful
[1] Organic sales, Non-GAAP operating (loss) income, Non-GAAP net (loss) income, and Non-GAAP EPS are Non-GAAP financial measures which exclude certain items. Please refer to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.

Segment Results

Consumables Segment

Second quarter 2020 sales were $187 million, down 58.6% as compared to prior year. Foreign currency decreased sales by 0.9%. On an organic basis, consumable sales declined by 57.7% as compared to prior year. The decline in organic sales was due to lower demand in all three regions as dentists and customers reduced dental visits and procedures in response to COVID-19. Key drivers of this decline were lower sales of Endodontic, Restorative, and Preventive products.

Technologies & Equipment Segment

Second quarter 2020 sales were $304 million, down 45.6% versus prior year. Currency reduced sales by 1.0%, while divestitures and discontinued products reduced sales growth by 1.0%. On an organic basis, net sales declined by 43.6%. Key drivers of the decrease in organic sales were Equipment & Instruments, Digital Dentistry, and Implants businesses.

Cash Flow and Liquidity

Operating cash flow in the second quarter of 2020 was $175 million, up 20.7% as compared to operating cash flow generation of $145 million in the second quarter of 2019. The strong cash flow performance this quarter was driven by a reduction in working capital, primarily related to a decrease in accounts receivables and to a lesser extent, a reduction in inventory.

In the second quarter, the Company paid $22 million in dividends, bringing a total of $184 million returned to shareholders in the first six months of 2020. At June 30, 2020, the Company had $1.1 billion of cash available on its balance sheet.

Fiscal Year 2020 Outlook

As a result of the uncertainty around the duration of the COVID-19 pandemic and its impact on the business, the Company is not providing 2020 guidance.

Expanding the Restructuring Plan – Path to Durable Value-Creation

In November 2018, the Board launched a comprehensive plan originally designed to achieve annualized topline growth of 3% to 4% on a consistent basis, and adjusted operating income margin of 22% by the end of 2022. The plan also includes evaluating non-core and underperforming businesses, utilizing free cash flow generation and excess balance sheet capacity to return cash to shareholders, and reviewing additional longer-term cost savings opportunities.

As the Company continued to execute on its restructuring plan, additional opportunities have become apparent. Today, the Company announced that it is taking a number of additional steps, including two portfolio shaping initiatives and additional actions designed to simplify the organization and improve productivity.

Management now anticipates annual cost savings of approximately $250 million, up from the previous target range of $200 to $225 million. The Company has already incurred approximately $225 million of restructuring expense, and now expects to incur approximately $375 million in total one-time expenditures and charges, up from the previous estimate of $275 million. The additional portfolio shaping initiatives announced today include:

•The clear aligner market is an attractive opportunity for Dentsply Sirona, as it allows the Company to take full advantage of its unique strategic assets and its track record of innovation. The Company is exiting the traditional orthodontics business, which includes brackets, bands, tubes and wires. The Company is transferring a portion of its traditional orthodontic assets to support the ramp up of its clear aligner business, which is experiencing strong revenue growth. The traditional orthodontic business is a component of the Technologies & Equipment Segment. This business had net sales of approximately $132 million in 2019.

•As the laboratory market evolves, the digital space is one that offers Dentsply Sirona an opportunity to innovate and take advantage of our digital assets. Accordingly, the Company is exiting a portion of the analog laboratory business that manufactures removable dentures and related products. This business is a component of the Consumables Segment and had net sales of approximately $44 million in 2019.

The net income of the two businesses mentioned above is not material to the Company’s consolidated results. Together, the portfolio shaping initiatives and additional actions are expected to result in the closure of several facilities and an incremental reduction of approximately 6% to 7% of the Company's workforce by the end of 2021. The ongoing execution of the restructuring will enhance Dentsply Sirona's continuing efforts to grow revenues, expand margins, and simplify the organization.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on August 6, 2020 at 8:00 am ET. A presentation will also be available on www.dentsplysirona.com in the Investors section.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com. For those planning to participate on the call, please dial +1-877-370-7637 for domestic calls, or +1-629-228-0723 for international calls. The Conference ID # is 3285259. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at +1-855-859-2056 (for domestic calls) or +1-404-537-3406 (for international calls), replay passcode # 3285259.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 133-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental equipment and dental consumable products under a strong portfolio of world class brands. The Company also manufactures and markets healthcare consumable products. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. Dentsply Sirona’s worldwide headquarters is located in Charlotte, North Carolina. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
John Sweeney, CFA, IRC
Vice President, Investor Relations
+1-717-849-7863
John.Sweeney@dentsplysirona.com

Forward-Looking Statements and Associated Risks

Information the Company has included in this press release, and information which may be contained or incorporated by reference in filings with the U. S. Securities and Exchange Commission (the “SEC”) as well as other press releases or other public statements, contains or may contain forward-looking statements. These forward-looking statements include, among other things, statements about the Company’s restructuring initiatives and their expected impact, and other plans, objectives, expectations (financial or otherwise) or intentions.

The Company’s forward-looking statements involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following:

•the effects of the COVID-19 outbreak and the adverse impact on the Company's business, financial condition, results of operations and cash flows, including, but not limited to, the Company's growth, operating costs, customer demand for products and industry demand generally, margins, and its ability to access capital markets, and the global economy and financial markets generally;
•the effects of the COVID-19 outbreak, and the current economic environment generally, on the Company's working capital, cash flows and liquidity;
•the Company's ability to execute key strategic activities due to competing priorities and strategies of its distribution partners and other factors
•the Company's ability to protect its technology infrastructure from cyber-attacks and other disruptions
•the Company's ability to maintain effective internal controls during periods of restructuring and organizational changes
•a significant failure or disruption in service within the Company’s operations or the operations of key distributors
•the Company’s ability to attract and retain talented employees, or to manage succession and retention for its key executives
•the Company's ability to successfully implement its cost reduction and restructuring plans
•the Company's ability to regain profitability in a very competitive marketplace, which depends upon the Company's ability to differentiate its products and services from those of competitors
•results in pending and future litigation, investigations or other proceedings which could subject the Company to significant monetary damages or penalties and/or require it to change its business practices, or the costs incurred in connection with such proceedings
•other risks described from time to time in the Company’s filings with the SEC

Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, “Risk Factors” in the Company's most recent Form 10-K, in Part II, Item 1A, "Risk Factors" in the Company's subsequent Form 10-Qs, and information which may be contained in the Company’s other filings with the SEC, when reviewing any forward-looking statement. Investors should understand it is impossible to predict or identify all such factors or risks. As such, investors should not consider either the foregoing list, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties associated with an investment in the Company.

Non-GAAP Financial Measures

The Company defines "organic sales" as the increase or decrease in net sales excluding: (1) net sales from acquired and divested businesses recorded prior to the first anniversary of the acquisition or divestiture, (2) net sales attributable to discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency translation, which is calculated by comparing current-period sales to prior-period sales, with both periods converted to the U.S. dollar rate at local currency foreign exchange rates for each month of the prior period.

The "organic sales" measure is not calculated in accordance with accounting principles generally accepted in the United States ("US GAAP"); therefore, this item represents a Non-GAAP measure. This Non-GAAP measure may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. Organic sales is an important internal measure for the Company. The Company's senior management receives a monthly analysis of operating results that includes organic sales. The performance of the Company is measured on this metric along with other performance metrics.

The Company discloses organic sales to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company. The Company believes that this information is helpful in understanding underlying net sales trends.

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Common Share

In addition to reporting net income (loss) attributable to Dentsply Sirona and earnings (loss) per diluted common share in accordance with US GAAP, the Company provides adjusted net income (loss) and adjusted earnings (loss) per diluted common share (“adjusted EPS”) measures. The Company defines "adjusted net income (loss)" as net income (loss) attributable to Dentsply Sirona excluding certain items as noted below. Adjusted EPS is calculated by dividing adjusted net income (loss) by diluted common shares outstanding.

The adjusted net income (loss) attributable to Dentsply Sirona consists of net income (loss) attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or significant product lines. In addition, this category includes the roll off to the consolidated statements of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract termination costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributable to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

The "adjusted net income (loss)" and "adjusted EPS" measures are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate.

Both adjusted net income (loss) and adjusted EPS are important internal measures for the Company. The Company's senior management receives a monthly analysis of operating results that includes adjusted net income (loss) and adjusted EPS. The performance of the Company is measured on these metrics along with other performance metrics.

The Company discloses adjusted net income (loss) and adjusted EPS to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to intangible assets either purchased or acquired through a business combination. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted Operating Income (Loss) and Margin

In addition to reporting operating income (loss) in accordance with US GAAP, the Company provides adjusted operating income (loss) and margin. The Company defines "adjusted operating income (loss)" as operating income (loss) in accordance with US GAAP excluding certain items noted above which are excluded on a pre-tax basis to arrive at adjusted operating income (loss), a Non-GAAP measure. The adjusted operating margin is calculated by dividing adjusted operating income (loss) by net sales.

The "adjusted operating income (loss)" and "adjusted operating margin" measures are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

Both adjusted operating income (loss) and adjusted operating margin are important internal measures for the Company. The Company's senior management receives a monthly analysis of operating results that includes adjusted operating income (loss) and margin. The performance of the Company is measured on these metrics along with the adjusted net income (loss) and adjusted EPS metrics noted above as well as other performance metrics.

The Company discloses adjusted operating income (loss) and margin to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to intangible assets either purchased or acquired through a business combination. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net sales	$490.6	$1,009.4	$1,364.9	$1,955.6

Cost of products sold	314.5	468.6	721.0	915.1

Gross profit	176.1	540.8	643.9	1,040.5

Selling, general, and administrative expenses	279.1	430.9	672.6	862.8

Goodwill impairment	—	—	156.6	—

Restructuring and other costs	1.3	42.4	43.8	62.9

Operating (loss) income	(104.3)	67.5	(229.1)	114.8

Net interest and other expense (income)	15.6	19.9	20.5	13.4

(Loss) income before income taxes	(119.9)	47.6	(249.6)	101.4

(Benefit) provision for income taxes	(24.0)	11.2	(13.8)	25.8

Net (loss) income	(95.9)	36.4	(235.8)	75.6

Less: Net loss attributable to noncontrolling interest	(0.5)	—	(0.5)	—

Net (loss) income attributable to Dentsply Sirona	$(95.4)	$36.4	$(235.3)	$75.6

Net (loss) income per common share attributable to Dentsply Sirona:
Basic	$(0.44)	$0.16	$(1.07)	$0.34
Diluted	$(0.44)	$0.16	$(1.07)	$0.34

Weighted average common shares outstanding:
Basic	218.7	224.2	219.8	223.7
Diluted	218.7	225.7	219.8	225.3

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	June 30, 2020	December 31, 2019

Assets
Current Assets:

Cash and cash equivalents	$1,109.1	$404.9
Accounts and notes receivables-trade, net	500.2	782.0
Inventories, net	548.9	561.7
Prepaid expenses and other current assets, net	204.7	251.3

Total Current Assets	2,362.9	1,999.9

Property, plant and equipment, net	771.7	802.4
Operating lease right-of-use assets, net	138.8	159.3
Identifiable intangible assets, net	2,039.6	2,176.3
Goodwill, net	3,227.2	3,396.5
Other noncurrent assets, net	64.0	68.5

Total Assets	$8,604.2	$8,602.9

Liabilities and Equity
Current Liabilities:
Accounts payable	$214.1	$307.9
Accrued liabilities	486.9	629.2
Income taxes payable	61.7	56.1
Notes payable and current portion of long-term debt	0.3	2.3

Total Current Liabilities	763.0	995.5

Long-term debt	2,182.7	1,433.1
Operating lease liabilities	101.0	119.5
Deferred income taxes	439.2	479.6
Other noncurrent liabilities	472.9	480.3

Total Liabilities	3,958.8	3,508.0

Total Equity	4,645.4	5,094.9

Total Liabilities and Equity	$8,604.2	$8,602.9

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(235.8)	$75.6
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	64.5	70.4
Amortization of intangible assets	93.8	95.5
Amortization of deferred financing costs	1.8	1.4
Fixed asset impairment	—	33.2
Deferred income taxes	(32.4)	(18.4)
Stock based compensation expense	19.7	34.4
Restructuring and other costs - non-cash	4.5	14.8
Goodwill impairment	156.6	—
Indefinite-lived intangible asset impairment	38.7	5.3
Other non-cash income	(3.7)	(16.7)
Loss on disposal of property, plant and equipment	0.6	0.6
Gain on divestiture of noncontrolling interest	—	(8.7)
Loss on sale of non-strategic businesses and product lines	—	14.5
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	268.7	(1.5)
Inventories, net	(1.0)	(18.3)
Prepaid expenses and other current assets, net	33.0	7.9
Other noncurrent assets, net	5.9	6.9
Accounts payable	(88.7)	(32.2)
Accrued liabilities	(138.6)	(81.1)
Income taxes	(14.6)	(11.0)
Other noncurrent liabilities	(8.6)	1.8
Net cash provided by operating activities	164.4	174.4

Cash flows from investing activities:
Capital expenditures	(38.8)	(63.5)
Purchase of short term investments	—	(0.3)
Cash received on sale of non-strategic businesses or product lines	—	11.6
Cash received on derivative contracts	57.5	27.0
Proceeds from sale of property, plant and equipment, net	0.7	0.7
Net cash provided by (used in) investing activities	19.4	(24.5)

Cash flows from financing activities:
Repayments on short-term borrowings	(1.2)	(23.3)
Cash paid for treasury stock	(140.0)	(60.0)
Cash dividends paid	(44.0)	(39.1)
Cash paid for contingent consideration on prior acquisitions	(2.7)	(30.6)
Proceeds from long-term borrowings	1,448.4	1.7
Repayments of long-term borrowings	(700.9)	(134.6)
Deferred financing costs	(6.3)	—
Proceeds from exercised stock options	5.4	76.4
Cash paid on derivative contracts	(30.5)	—
Net cash provided by (used in) financing activities	528.2	(209.5)

Effect of exchange rate changes on cash and cash equivalents	(7.8)	0.1
Net increase (decrease) in cash and cash equivalents	704.2	(59.5)
Cash and cash equivalents at beginning of period	404.9	309.6
Cash and cash equivalents at end of period	$1,109.1	$250.1

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended June 30, 2020				Q2 2020 Change				Three Months Ended June 30, 2019
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$130.9	$215.3	$144.4	$490.6	(60.3%)	(49.0%)	(44.0%)	(51.4%)	$329.5	$422.0	$257.9	$1,009.4
Foreign exchange impact					—%	(1.1%)	(2.0%)	(1.0%)
Acquisitions and divestitures					(0.3%)	(0.9%)	(0.1%)	(0.4%)
Discontinued products					—%	(0.1%)	—%	(0.1%)
Organic sales					(60.0%)	(46.9%)	(41.9%)	(49.9%)

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended June 30, 2020			Q2 2020 Change			Three Months Ended June 30, 2019
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$303.9	$186.7	$490.6	(45.6%)	(58.6%)	(51.4%)	$558.4	$451.0	$1,009.4
Foreign exchange impact				(1.0%)	(0.9%)	(1.0%)
Acquisitions and divestitures				(0.9%)	—%	(0.4%)
Discontinued products				(0.1%)	—%	(0.1%)
Organic sales				(43.6%)	(57.7%)	(49.9%)

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended June 30, 2020, a reconciliation of selected items as reported in the Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended June 30, 2020	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended June 30, 2020

GROSS PROFIT	$176.1	28.7	0.4	1.3	—	—	—	$30.4	$206.5
% OF NET SALES	35.9%								42.1%
SG&A EXPENSES	279.1	(17.9)	(12.2)	(0.2)	—	—	—	(30.3)	248.8
% OF NET SALES	56.9%								50.7%
RESTRUCTURING AND OTHER COSTS	1.3	—	(1.3)	—	—	—	—	(1.3)	—
(LOSS) INCOME FROM OPERATIONS	(104.3)	46.6	13.9	1.5	—	—	—	62.0	(42.3)
% OF NET SALES	(21.3%)								(8.6%)
NET INTEREST AND OTHER EXPENSE	15.6	—	0.1	—	(1.9)	—	—	(1.8)	13.8
PRE-TAX (LOSS) INCOME	(119.9)	46.6	13.8	1.5	1.9	—	—	63.8	(56.1)
INCOME TAXES	(24.0)	—	—	—	—	17.1	(8.5)	8.6	(15.4)
% OF PRE-TAX LOSS	20.0%								27.5%
LESS: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(0.5)							—	(0.5)
NET (LOSS) INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$(95.4)							$55.2	$(40.2)
% OF NET SALES	(19.4%)								(8.2%)
(LOSS) EARNINGS PER SHARE - DILUTED	$(0.44)							$0.26	$(0.18)

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share									218.7
Weighted average common shares outstanding used in calculating diluted Non-GAAP net loss per common share									218.7

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts)
(unaudited)

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Common Share

A reconciliation of net loss attributable to Dentsply Sirona and net loss per diluted common share to adjusted net loss and adjusted net loss per diluted common share is as follows:

	Three Months Ended June 30, 2020
(in millions, except per share amounts)	Net (Loss) Income	Per Diluted Common Share

Net loss attributable to Dentsply Sirona	$(95.4)	$(0.44)
Pre-tax Non-GAAP adjustments:
Amortization of purchased intangible assets	46.6
Restructuring program related costs and other costs	13.8
Credit risk and fair value adjustments	1.9
Business combination related costs and fair value adjustments	1.5
Tax impact of the pre-tax Non-GAAP adjustments (a)	(17.1)
Subtotal Non-GAAP adjustments	46.7	0.22
Income tax related adjustments	8.5	0.04
Adjusted Non-GAAP net loss	$(40.2)	$(0.18)

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the Non-GAAP adjustments were generated.

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share		218.7
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share		218.7

For the three months ended June 30, 2020, the following table presents the details of the "Restructuring program related costs and other costs" line item of the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Costs related to restructuring plans	Professional services costs	Incentive compensation	Other	Total

Cost of products sold	$0.4	$—	$—	$—	$0.4
SG&A	(0.1)	11.7	0.6	—	12.2
Restructuring and other costs	2.1	—	—	(0.8)	1.3
Interest expense, Interest income, and Other expense (income), net	(0.1)	—	—	—	(0.1)
Total	$2.3	$11.7	$0.6	$(0.8)	$13.8

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

Adjusted Operating Income (Loss) and Margin

A reconciliation of operating loss and margin to adjusted operating loss and margin is as follows:

	Three Months Ended June 30, 2020
(in millions, except percentages)	Operating (Loss) Income	Percentage of Net Sales

Operating loss	$(104.3)	(21.3%)
Amortization of purchased intangible assets	46.6	9.6%
Restructuring program related costs and other costs	13.9	2.8%
Business combination related costs and fair value adjustments	1.5	0.3%
Adjusted Non-GAAP operating loss	$(42.3)	(8.6%)

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts)
(unaudited)

For the three months ended June 30, 2019, a reconciliation of selected items as reported in the Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended June 30, 2019	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs (a)	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended June 30, 2019

GROSS PROFIT	$540.8	28.8	11.0	1.5	—	—	—	$41.3	$582.1
% OF NET SALES	53.6%								57.7%
SG&A EXPENSES	430.9	(18.5)	(31.8)	(0.3)	—	—	—	(50.6)	380.3
% OF NET SALES	42.7%								37.7%
RESTRUCTURING AND OTHER COSTS	42.4	—	(42.4)	—	—	—	—	(42.4)	—
INCOME FROM OPERATIONS	67.5	47.3	85.2	1.8	—	—	—	134.3	201.8
% OF NET SALES	6.7%								20.0%
NET INTEREST AND OTHER EXPENSE	19.9	—	(14.5)	(0.2)	(1.3)	—	—	(16.0)	3.9
PRE-TAX INCOME	47.6	47.3	99.7	2.0	1.3	—	—	150.3	197.9
INCOME TAXES	11.2	—	—	—	—	38.0	0.8	38.8	50.0
% OF PRE-TAX INCOME	23.5%								25.3%
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$36.4							$111.5	$147.9
% OF NET SALES	3.6%								14.7%
EARNINGS PER SHARE - DILUTED	$0.16							$0.50	$0.66

(a) Severance costs related to the Chief Financial Officer and Chief Human Resources Officer of $11.0 million are included within this item.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts)
(unaudited)

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Common Share

A reconciliation of net income attributable to Dentsply Sirona and net income per diluted common share to adjusted net income and adjusted earnings per diluted common share is as follows:

	Three Months Ended June 30, 2019
(in millions, except per share amounts)	Net Income	Per Diluted Common Share

Net income attributable to Dentsply Sirona	$36.4	$0.16
Pre-tax Non-GAAP adjustments:
Restructuring program related costs and other costs (a)	99.7
Amortization of purchased intangible assets	47.3
Business combination related costs and fair value adjustments	2.0
Credit risk and fair value adjustments	1.3
Tax impact of the pre-tax Non-GAAP adjustments (b)	(38.0)
Subtotal Non-GAAP adjustments	112.3	0.50
Income tax related adjustments	(0.8)	0.00
Adjusted Non-GAAP net income	$147.9	$0.66

(a) Severance costs related to the Chief Financial Officer and Chief Human Resources Officer of $11.0 million are included within this item.
(b) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the Non-GAAP adjustments were generated.

For the three months ended June 30, 2019, the following table presents the details of the "Restructuring program related costs and other costs" line item of the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Asset impairments	Separation costs related to executives	Sale or discontinuation of non-strategic business or product lines	Costs related to restructuring plans	Professional services costs	Incentive Compensation	Other	Total

Cost of products sold	$—	$—	$10.6	$—	$—	$—	$0.4	$11.0
SG&A	—	11.0	1.6	—	10.9	6.8	1.5	31.8
Restructuring and other costs	32.7	—	0.8	7.3	—	—	1.6	42.4
Interest expense, Interest income, and Other expense (income), net	—	—	14.5	—	—	—	—	14.5
Total	$32.7	$11.0	$27.5	$7.3	$10.9	$6.8	$3.5	$99.7

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts)
(unaudited)

Adjusted Operating Income (Loss) and Margin

A reconciliation of operating income and margin to adjusted operating income and margin is as follows:

	Three Months Ended June 30, 2019
(in millions, except percentages)	Operating Income	Percentage of Net Sales

Operating Income	$67.5	6.7%
Restructuring program related costs and other costs	85.2	8.4%
Amortization of purchased intangible assets	47.3	4.7%
Business combination related costs and fair value adjustments	1.8	0.2%
Adjusted Non-GAAP operating income	$201.8	20.0%